UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2013

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Consistent with a previously disclosed leadership succession plan, Louis C. Camilleri, Chairman and Chief Executive Officer of Philip Morris International Inc. (the “Company”), relinquished his role as Chief Executive Officer immediately after the Annual Meeting of Shareholders on May 8, 2013 (the “Annual Meeting”). Mr. Camilleri will remain as Chairman of the Board and as an employee of the Company. Mr. André Calantzopoulos succeeded Mr. Camilleri as Chief Executive Officer and was elected to the Board of Directors at the Annual Meeting.
In connection with his appointment as Chief Executive Officer of the Company and for reasons of security and personal safety, Mr. Calantzopoulos will be required to use Company aircraft and/or private aircraft for all travel, including personal use. Mr. Calantzopoulos will reimburse the Company for his personal usage of the Company aircraft and private aircraft to the extent that the aggregate incremental cost of such usage exceeds $200,000 per fiscal year. Mr. Calantzopolous entered into a Time Sharing Agreement with a subsidiary of the Company attached hereto as Exhibit 10.1.

The compensation of Mr. Camilleri and Mr. Calantzopoulos in their new roles will be determined by the Compensation and Leadership Development Committee of the Board of Directors at a later date and promptly announced at that time.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 8, 2013, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). There were 1,425,199,410 shares of Common Stock, constituting 86.79% of outstanding shares on the record date (March 15, 2013), represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:
Proposal 1: To elect thirteen directors of the Company.

Name	For	Against	Abstain	Broker Non-Vote

Harold Brown	1,151,626,531	12,904,127	3,632,191	257,035,961
Mathis Cabiallavetta	1,159,501,700	5,050,832	3,610,917	257,035,961
André Calantzopoulos	1,161,061,193	3,379,553	3,722,703	257,035,961
Louis C. Camilleri	1,156,731,571	7,950,112	3,480,875	257,035,961
J. Dudley Fishburn	1,153,299,170	11,235,873	3,628,406	257,035,961
Jennifer Li	1,161,015,898	3,628,342	3,519,209	257,035,961
Graham Mackay	1,155,234,668	9,358,605	3,570,156	257,035,961
Sergio Marchionne	1,068,007,655	96,589,661	3,566,134	257,035,961
Kalpana Morparia	1,159,393,627	5,155,191	3,614,632	257,035,961
Lucio A. Noto	1,158,096,800	6,488,573	3,578,076	257,035,961
Robert B. Polet	1,161,325,350	3,225,270	3,612,830	257,035,961
Carlos Slim Helú	1,155,846,572	8,737,857	3,579,020	257,035,961
Stephen M. Wolf	1,151,775,471	12,783,403	3,604,370	257,035,961
All director nominees were duly elected.

Proposal 2: Ratification of the Selection of PricewaterhouseCoopers SA as Independent Auditors.

For	Against	Abstain
1,408,551,896	11,144,621	5,502,874
The proposal was approved.
Proposal 3: Advisory Resolution Approving Executive Compensation.

For	Against	Abstain	Broker Non-Vote

1,122,291,361	37,326,515	8,545,554	257,035,961
The proposal was approved on an advisory basis.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

10.1    Time Sharing Agreement with André Calantzopoulos

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: May 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Time Sharing Agreement with André Calantzopoulos